Exhibit 99.1

SPX Reports Third Quarter 2017 Results

Q3 GAAP Earnings Per Share of $0.50; Adjusted EPS* of $0.36
Segment Income Margin Increases 550 Basis Points Year-Over-Year
Core Segment Income Margin* Increases 270 Basis Points Year-Over-Year
Increasing Full-Year Adjusted EPS* Guidance Range to $1.70-$1.80

CHARLOTTE, N.C., November 2, 2017 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended September 30, 2017.

Gene Lowe, President and CEO, commented, “I am very pleased with the performance of our businesses in the third quarter and the more balanced earnings contributions from our segments. Successful execution of our operational and growth initiatives is continuing to drive substantial year-over-year margin and profit increases, particularly in our Detection & Measurement segment, where we experienced strong order conversion during the quarter, as well as in our Engineered Solutions segment. Based on the strength of our year-to-date results and our visibility into customer demand, we are increasing our full year guidance for 2017 Adjusted EPS* to a range of $1.70 to $1.80, from a prior range of $1.65 to $1.75.”

Mr. Lowe continued “We are well positioned to achieve our full-year objectives and to continue executing on our long-term value creation framework, which lays out a path to sustainable double-digit earnings growth. With our strong balance sheet and solid cash flow profile, we expect to have access to more than $400 million of incremental liquidity through 2020, providing us with substantial flexibility to pursue organic and inorganic growth as well as other opportunities to create value for our shareholders.”

Third Quarter 2017 Overview:

For the third quarter of 2017 the company reported revenue of $348.5 million and operating income of $31.2 million, compared with $345.0 million and $11.3 million, respectively, in the third quarter of 2016. Net earnings per share from continuing operations was $0.50, compared with $0.16 for the third quarter of 2016.

SPX Core revenue* was $330.8 million and adjusted operating income* was $24.8 million, compared with $319.6 million and $14.1 million, respectively, in the third quarter of 2016. Adjusted earnings per share* for the third quarter of 2017 was $0.36, compared with $0.22 for the third quarter of 2016.

Third Quarter and Year-to-Date Financial Comparisons:
GAAP Results:

($ millions)	Q3 2017	Q3 2016	2017 YTD	2016 YTD
Revenue	$348.5	$345.0	$1,038.8	$1,077.0
Segment Income	45.4	26.0	100.4	88.0
Operating Income	31.2	11.3	53.1	53.2
Adjusted Results**:

($ millions)	Q3 2017	Q3 2016	2017 YTD	2016 YTD
Core Revenue*	$330.8	$319.6	$1,000.9	$1,011.5
Core Segment Income*	39.4	29.5	125.4	97.8
Adjusted Operating Income*	24.8	14.1	80.5	53.6
* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.
** A gain from a contract settlement of $10.2 million is also excluded from Adjusted Results for Q3 2017 and 2017 YTD.
HVAC

Revenue for Q3 2017 was $119.4 million, compared with $116.9 million in Q3 2016, an increase of 2.1%, including a 0.1% benefit from currency fluctuations. Organic revenue* increased 2.0%, due primarily to increased volume of cooling product shipments.

Segment income was $15.6 million, or 13.1% of revenue, in Q3 2017, compared with $15.6 million, or 13.3% of revenue, in Q3 2016, with the decrease in segment margins largely due to a less favorable product mix.

Detection & Measurement

Revenue for Q3 2017 was $66.9 million, compared with $52.3 million in Q3 2016, an increase of 27.9%, including a 0.6% benefit from currency fluctuations. Organic revenue* increased 27.3% primarily reflecting higher sales of communication technologies products and bus fare collection systems.

Segment income was $16.5 million, or 24.7% of revenue, in Q3 2017, compared with $7.8 million, or 14.9% of revenue, in Q3 2016. The 980 basis point increase in segment margins was driven by a higher profit contribution from increased sales of communications technologies products and bus fare collection systems as well as the benefit of cost reduction actions.

Engineered Solutions

Revenue for Q3 2017 was $162.2 million, compared with $175.8 million in Q3 2016, a decrease of 7.7%, which includes a 1.4% benefit from currency fluctuations. The decrease was driven primarily by a decline in organic revenue* of 9.1% driven by lower revenue from the South African projects, the timing of transformer shipments, and the business model shift the company has been executing in process cooling.

Segment income was $13.3 million in Q3 2017, or 8.2% of revenue, compared with segment income of $2.6 million, or 1.5% of revenue, in Q3 2016. The 670 basis point increase in segment margins was driven by the previously mentioned contract settlement gain and cost reductions in our process cooling business.

Engineered Solutions (Core)

Excluding the results of the South African projects, Engineered Solutions recorded Core revenue* for Q3 2017 of $144.5 million, compared with $150.4 million in Q3 2016, a decrease of 3.9%, including a 0.3% benefit from currency fluctuations. The reduction in organic revenue* of 4.2% was driven primarily by the timing of transformer shipments, as well as the business model shift in process cooling.

After also adjusting out the $10.2 million gain from a contract settlement, Engineered Solutions’ Core income* for Q3 2017 was $7.3 million, or 5.1% of revenue, compared with $6.1 million, or 4.1% of revenue, in Q3 2016. The increase in income and margins* was driven primarily by operating model improvements and cost reductions in our process cooling business.

South African Projects

Revenue attributable to the large South African projects for Q3 2017 was $17.7 million, compared with $25.4 million in Q3 2016. Losses for these projects recorded in our Engineered Solutions segment in Q3 2017 were $4.2 million, compared with a loss of $3.5 million in Q3 2016. Additionally, in Q3 2017 we recorded a $0.8 million restructuring charge associated with lowering existing overhead costs of the project, resulting in total project losses of $5.0 million.

Financial Update:

As of September 30, 2017, SPX had total outstanding debt of $368.0 million and total cash and equivalents of $87.2 million. During the third quarter of 2017, net operating cash from continuing operations was $7.3 million and included cash used for the South African projects of $16.9 million. Free cash flow from continuing operations* totaled $3.7 million during the third quarter of 2017. Net leverage, as calculated under the company’s bank credit agreement, was 2.1x, compared with 2.2x at the end of the second quarter of 2017.

Raising 2017 Adjusted EPS* Guidance:

SPX continues to expect 2017 Core revenue* of approximately $1.35 to $1.40 billion. Core segment income margin* is now expected to be approximately 13.0-13.5%, up from the previous guidance range of approximately 13.0%. SPX continues to expect adjusted operating income margin* to be in the 8.5-9.0% range. Adjusted earnings per share* are now expected to be $1.70 to $1.80, up from the previous guidance range of $1.65 to $1.75.

On a year-over-year basis, we expect segment performance to be as follows (changes bolded):

	Revenue	Segment Income Margin %
HVAC	Organic growth* around the lower end of long-term range of 2.0-4.0%, with variability driven primarily by winter heating demand	Similar to 2016 (previously ~ 16%)
Detection & Measurement	Organic growth* of approximately 10% (previously above long-term range of 2.0-6.0%), with variability driven primarily by timing of project-related revenue	Approximately 24.0% (previously 22.5-23.0%)
Engineered Solutions (Core)*	Organic decline* in mid-single digit %, with flat Transformer revenues and more selective market participation in Process Cooling	Approximately 7.0% (previously 6.5-7.0%)

Non-GAAP Presentation: The results and guidance in this release include non-GAAP financial measures, including “Core” results, “organic revenue increase (decrease),” “adjusted operating income (loss),” and “adjusted earnings (loss) per share.” To provide clarity to its operating results, the company reports “Core” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects.

Additionally, Q3 2017 Core segment income also excludes a gain related to a contract settlement within our Engineered Solutions segment. Other items adjusted out of operating income and earnings per share consist of non-service pension items, including a mark-to-market gain in Q3 2017, a non-cash impairment charge on intangible assets recorded in Q1 2016, the gain, and the adjustments thereto, on the sale of Dry Cooling that were recorded during each of the first three quarters of 2016, and a loss on early extinguishment of debt that was recorded in Q3 2016. Certain favorable discrete tax items related to the resolution of legacy tax matters are also adjusted out of earnings per share in Q3 2017.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended September 30, 2017 with the Securities and Exchange Commission on or before November, 9, 2017. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss third quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 99532749

A replay of the call will be available by telephone through Thursday, November 9th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 99532749

Upcoming Investor Events: Company management plans to meet with various investors during November.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2016 and more than 5,000 employees in about 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance. These items include, but are not limited to, transaction and acquisition costs, costs associated with dispositions, the results of our South African projects, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements.

Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.
SOURCE SPX Corporation.
Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Revenues	$348.5	$345.0	$1,038.8	$1,077.0
Costs and expenses:
Cost of products sold	263.4	264.2	789.5	815.2
Selling, general and administrative	62.9	68.5	203.9	215.6
Intangible amortization	0.2	0.8	0.5	2.6
Special charges, net	1.0	1.9	2.0	4.8
Impairment of intangible assets	—	—	—	4.0
Gain on contract settlement	10.2	—	10.2	—
Gain on sale of dry cooling business	—	1.7	—	18.4
Operating income	31.2	11.3	53.1	53.2

Other income (expense), net	(0.3)	0.9	(3.1)	2.2
Interest expense	(4.3)	(3.8)	(12.9)	(11.1)
Interest income	0.2	—	0.9	0.4
Loss on early extinguishment of debt	—	(1.3)	—	(1.3)
Income from continuing operations before income taxes	26.8	7.1	38.0	43.4
Income tax provision	(4.8)	(0.5)	(14.0)	(10.1)
Income from continuing operations	22.0	6.6	24.0	33.3

Loss from discontinued operations, net of tax	—	(4.0)	—	(12.6)
Gain (loss) on disposition of discontinued operations, net of tax	0.3	(0.7)	6.7	(2.2)
Income (loss) from discontinued operations, net of tax	0.3	(4.7)	6.7	(14.8)

Net income	22.3	1.9	30.7	18.5
Less: Net loss attributable to redeemable noncontrolling interests	—	—	—	(0.4)
Net income attributable to SPX Corporation common shareholders	22.3	1.9	30.7	18.9
Adjustment related to redeemable noncontrolling interest	—	—	—	(18.1)
Net income attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$22.3	$1.9	$30.7	$0.8

Amounts attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest:
Income from continuing operations, net of tax	$22.0	$6.6	$24.0	$15.6
Income (loss) from discontinued operations, net of tax	0.3	(4.7)	6.7	(14.8)
Net income	$22.3	$1.9	$30.7	$0.8

Basic income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.51	$0.16	$0.56	$0.38
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	0.01	(0.12)	0.16	(0.36)
Net income per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.52	$0.04	$0.72	$0.02

Weighted-average number of common shares outstanding — basic	42.540	41.721	42.347	41.537

Diluted income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.50	$0.16	$0.55	$0.37
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	0.01	(0.12)	0.15	(0.35)
Net income per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.51	$0.04	$0.70	$0.02

Weighted-average number of common shares outstanding — diluted	44.064	42.475	43.728	41.884

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and equivalents	$87.2	$99.6
Accounts receivable, net	266.6	251.7
Inventories, net	165.6	145.7
Other current assets	39.6	30.6
Total current assets	559.0	527.6
Property, plant and equipment:
Land	15.6	15.4
Buildings and leasehold improvements	119.7	117.3
Machinery and equipment	335.2	329.8
	470.5	462.5
Accumulated depreciation	(281.7)	(267.0)
Property, plant and equipment, net	188.8	195.5
Goodwill	345.4	340.4
Intangibles, net	117.7	117.9
Other assets	675.0	680.5
Deferred income taxes	46.9	50.6
TOTAL ASSETS	$1,932.8	$1,912.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$143.3	$137.6
Accrued expenses	284.3	304.3
Income taxes payable	1.4	1.7
Short-term debt	39.0	14.8
Current maturities of long-term debt	18.0	17.9
Total current liabilities	486.0	476.3
Long-term debt	311.0	323.5
Deferred and other income taxes	39.6	42.4
Other long-term liabilities	841.2	878.7
Total long-term liabilities	1,191.8	1,244.6

Equity:
Common stock	0.5	0.5
Paid-in capital	1,305.7	1,307.9
Retained deficit	(800.9)	(831.6)
Accumulated other comprehensive income	253.3	235.1
Common stock in treasury	(503.6)	(520.3)
Total equity	255.0	191.6
TOTAL LIABILITIES AND EQUITY	$1,932.8	$1,912.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Nine months ended
	September 30, 2017	October 1, 2016	Δ	%/bps	September 30, 2017	October 1, 2016	Δ	%/bps
HVAC reportable segment

Revenues	$119.4	$116.9	$2.5	2.1%	$349.8	$350.4	$(0.6)	(0.2)%
Gross profit	36.7	37.6	(0.9)		113.1	118.1	(5.0)
Selling, general and administrative expense	21.0	21.9	(0.9)		65.3	69.2	(3.9)
Intangible amortization expense	0.1	0.1	—		0.3	0.3	—
Income	$15.6	$15.6	$—	—%	$47.5	$48.6	$(1.1)	(2.3)%
as a percent of revenues	13.1%	13.3%		-20 bps	13.6%	13.9%		-30 bps

Detection & Measurement reportable segment

Revenues	$66.9	$52.3	$14.6	27.9%	$185.0	$167.8	$17.2	10.3%
Gross profit	29.4	22.4	7.0		86.1	76.6	9.5
Selling, general and administrative expense	12.8	14.5	(1.7)		41.0	45.2	(4.2)
Intangible amortization expense	0.1	0.1	—		0.1	0.5	(0.4)
Income	$16.5	$7.8	$8.7	111.5%	$45.0	$30.9	$14.1	45.6%
as a percent of revenues	24.7%	14.9%		980 bps	24.3%	18.4%		590 bps

Engineered Solutions reportable segment

Revenues	$162.2	$175.8	$(13.6)	(7.7)%	$504.0	$558.8	$(54.8)	(9.8)%
Gross profit	19.0	20.8	(1.8)		50.1	66.9	(16.8)
Selling, general and administrative expense	15.9	17.6	(1.7)		52.3	56.6	(4.3)
Intangible amortization expense	—	0.6	(0.6)		0.1	1.8	(1.7)
Gain on contract settlement	10.2	—	10.2		10.2	—	10.2
Income	$13.3	$2.6	$10.7	411.5%	$7.9	$8.5	$(0.6)	(7.1)%
as a percent of revenues	8.2%	1.5%		670 bps	1.6%	1.5%		10 bps

Consolidated Revenues	$348.5	$345.0	$3.5	1.0%	$1,038.8	$1,077.0	$(38.2)	(3.5)%
Consolidated Segment Income	45.4	26.0	19.4	74.6%	100.4	88.0	12.4	14.1%
as a percent of revenues	13.0%	7.5%		550 bps	9.7%	8.2%		150 bps

Total income for reportable segments	$45.4	$26.0	$19.4		$100.4	$88.0	$12.4
Corporate expense	11.0	9.6	1.4		33.7	29.6	4.1
Pension and postretirement (income) expense	(1.4)	0.8	(2.2)		1.2	4.6	(3.4)
Long-term incentive compensation expense	3.6	4.1	(0.5)		10.4	10.2	0.2
Impairment of intangible assets	—	—	—		—	4.0	(4.0)
Special charges, net	1.0	1.9	(0.9)		2.0	4.8	(2.8)
Gain on sale of dry cooling business	—	1.7	(1.7)		—	18.4	(18.4)
Consolidated operating income	$31.2	$11.3	$19.9	176.1%	$53.1	$53.2	$(0.1)	(0.2)%
as a percent of revenues	9.0%	3.3%		570 bps	5.1%	4.9%		20 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Cash flows from (used in) operating activities:
Net Income	$22.3	$1.9	$30.7	$18.5
Less: Income (loss) from discontinued operations, net of tax	0.3	(4.7)	6.7	(14.8)
Income from continuing operations	22.0	6.6	24.0	33.3
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	1.0	1.9	2.0	4.8
Gain on sale of dry cooling business	—	(1.7)	—	(18.4)
Impairment of intangible assets	—	—	—	4.0
Loss on early extinguishment of debt	—	1.3	—	1.3
Deferred and other income taxes	3.1	5.1	(0.7)	6.8
Depreciation and amortization	6.3	7.0	18.9	20.2
Pension and other employee benefits	0.8	3.3	8.3	11.9
Long-term incentive compensation	3.6	4.1	10.4	10.2
Other, net	1.2	(1.2)	2.9	0.2
Changes in operating assets and liabilities, net of effects from divestiture:
Accounts receivable and other assets	(24.1)	19.9	(18.0)	53.8
Inventories	3.1	6.3	(17.2)	(11.2)
Accounts payable, accrued expenses and other	(9.3)	(49.6)	(31.6)	(126.4)
Cash spending on restructuring actions	(0.4)	(0.6)	(1.4)	(1.8)
Net cash from (used in) continuing operations	7.3	2.4	(2.4)	(11.3)
Net cash used in discontinued operations	(0.4)	(8.6)	(6.1)	(34.3)
Net cash from (used in) operating activities	6.9	(6.2)	(8.5)	(45.6)

Cash flows from (used in) investing activities:
Proceeds from asset sales	—	1.7	—	47.7
Capital expenditures	(3.6)	(4.1)	(8.4)	(7.8)
Net cash from (used in) continuing operations	(3.6)	(2.4)	(8.4)	39.9
Net cash used in discontinued operations	—	—	—	(2.3)
Net cash from (used in) investing activities	(3.6)	(2.4)	(8.4)	37.6

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	30.4	—	46.4	56.2
Repayments under senior credit facilities	(34.8)	(4.4)	(59.5)	(60.6)
Borrowings under trade receivables financing arrangement	30.0	15.2	70.0	44.0
Repayments under trade receivables financing arrangement	(20.0)	(15.2)	(39.0)	(44.0)
Net repayments under other financing arrangements	(5.1)	(6.5)	(7.8)	(7.1)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	0.7	—	(1.1)	(1.6)
Net cash from (used in) continuing operations	1.2	(10.9)	9.0	(13.1)
Net cash used in discontinued operations	—	—	—	—
Net cash from (used in) financing activities	1.2	(10.9)	9.0	(13.1)
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.8)	0.9	(4.5)	3.1
Net change in cash and equivalents	3.7	(18.6)	(12.4)	(18.0)
Consolidated cash and equivalents, beginning of period	83.5	102.0	99.6	101.4
Consolidated cash and equivalents, end of period	$87.2	$83.4	$87.2	$83.4

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Nine months ended
September 30, 2017
Beginning cash and equivalents	$99.6
Cash used in continuing operations	(2.4)
Capital expenditures	(8.4)
Borrowings under senior credit facilities	46.4
Repayments under senior credit facilities	(59.5)
Net borrowings under other financing arrangements	23.2
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(1.1)
Cash used in discontinued operations	(6.1)
Change in cash due to changes in foreign currency exchange rates	(4.5)
Ending cash and equivalents	$87.2

	Debt at				Debt at
	December 31, 2016	Borrowings	Repayments	Other	September 30, 2017
Domestic revolving loan facility	$—	$46.4	$(46.4)	$—	$—
Term loan	341.2	—	(13.1)	—	328.1
Trade receivables financing arrangement	—	70.0	(39.0)	—	31.0
Other indebtedness	16.6	25.6	(33.4)	1.4	10.2
Less: Deferred financing costs associated with the term loan	(1.6)	—	—	0.3	(1.3)
Totals	$356.2	$142.0	$(131.9)	$1.7	$368.0

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT AND ENGINEERED SOLUTIONS SEGMENTS
(Unaudited)

	Three months ended September 30, 2017
	HVAC	Detection & Measurement	Engineered Solutions
Net Revenue Growth (Decline)	2.1%	27.9%	(7.7)%

Exclude: Foreign Currency	0.1%	0.6%	1.4%

Organic Revenue Growth (Decline)	2.0%	27.3%	(9.1)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ENGINEERED SOLUTIONS (CORE) ORGANIC REVENUE
(Unaudited)

Three months ended
September 30, 2017
Engineered Solutions Segment Net Revenue Decline	(7.7)%

Adjustment to Exclude South African projects	(3.8)%

Engineered Solutions (Core) Revenue Decline	(3.9)%

Exclude: Foreign Currency	0.3%

Engineered Solutions (Core) Organic Revenue Decline	(4.2)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Nine months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Consolidated revenue	$348.5	$345.0	$1,038.8	$1,077.0

Exclude: South African projects	17.7	25.4	37.9	65.5

Core revenue	$330.8	$319.6	$1,000.9	$1,011.5

Total segment income	$45.4	$26.0	$100.4	$88.0

Exclude: South African projects	(4.2)	(3.5)	(35.2)	(9.8)

Exclude: Contract Settlement	10.2	—	10.2	—

Core segment income	$39.4	$29.5	$125.4	$97.8
as a percent of Core revenues (1)	11.9%	9.2%	12.5%	9.7%

ENGINEERED SOLUTIONS SEGMENT:	Three months ended
	September 30, 2017	October 1, 2016
Engineered Solutions revenue	$162.2	$175.8

Exclude: South African projects	17.7	25.4

Engineered Solutions (Core) revenue	$144.5	$150.4

Engineered Solutions Segment income	$13.3	$2.6

Exclude: South African projects	(4.2)	(3.5)

Exclude: Contract settlement	10.2	—

Engineered Solutions (Core) income	$7.3	$6.1
as a percent of Engineered Solutions (Core) revenues (1)	5.1%	4.1%

(1) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Operating income	$31.2	$11.3	$53.1	$53.2

Exclude:
South African projects	5.0	3.5	36.0	9.8

Non-service pension and postretirement items	(1.2)	1.0	1.6	5.0

Contract settlement	(10.2)	—	(10.2)	—

Gain on sale of Dry Cooling	—	(1.7)	—	(18.4)

Non-cash impairment of intangible assets	—	—	—	4.0

Adjusted operating income	$24.8	$14.1	$80.5	$53.6
as a percent of Core revenues (1)	7.5%	4.4%	8.0%	5.3%

(1) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended September 30, 2017
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$45.4	$(6.0)	$39.4
Corporate expense	(11.0)	—	(11.0)
Pension and postretirement income (2)	1.4	(1.2)	0.2
Long-term incentive compensation expense	(3.6)	—	(3.6)
Special charges, net (3)	(1.0)	0.8	(0.2)
Operating income	31.2	(6.4)	24.8

Other expense, net (4)	(0.3)	0.2	(0.1)
Interest expense, net	(4.1)	—	(4.1)
Income from continuing operations before income taxes	26.8	(6.2)	20.6
Income tax provision (5)	(4.8)	0.2	(4.6)
Income from continuing operations	22.0	(6.0)	16.0

Dilutive shares outstanding	44.064		44.064

Income per share from continuing operations	$0.50		$0.36

(1) Adjustment represents the removal of operating losses associated with the South African projects, and a gain on a contract settlement within our Engineered Solutions reportable segment.

(2) Adjustment represents the removal of non-service pension and postretirement items.

(3) Adjustment represents the removal of restructuring charges associated with the South African projects.

(4) Adjustment represents removal of foreign currency losses associated with the South African projects.

(5) Adjustment represents the tax impact of items noted in (1) through (4) above and the removal of certain favorable discrete tax items related to the resolution of legacy tax matters.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended October 1, 2016
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$26.0	$3.5	$29.5
Corporate expense	(9.6)	—	(9.6)
Pension and postretirement income (expense) (2)	(0.8)	1.0	0.2
Long-term incentive compensation expense	(4.1)	—	(4.1)
Special charges, net	(1.9)	—	(1.9)
Gain on sale of dry cooling business (3)	1.7	(1.7)	—
Operating income	11.3	2.8	14.1

Other income, net (4)	0.9	0.3	1.2
Interest expense, net	(3.8)	—	(3.8)
Loss on early extinguishment of debt (5)	(1.3)	1.3	—
Income from continuing operations before income taxes	7.1	4.4	11.5
Income tax provision (6)	(0.5)	(1.5)	(2.0)
Income from continuing operations	6.6	2.9	9.5

Dilutive shares outstanding	42.475		42.475

Income per share from continuing operations	$0.16		$0.22

(1) Adjustment represents the removal of operating losses associated with the South African projects.

(2) Adjustment represents the removal of non-service pension and postretirement items.

(3) Adjustment represents removal of gain on sale of dry cooling business.

(4) Adjustment represents removal of foreign currency losses associated with the South African projects.

(5) Adjustment represents the removal of a non-cash charge associated with the early extinguishment of debt.

(6) Adjustment represents the tax impact of the items noted in (1) through (5) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited; in millions)

Three months ended
September 30, 2017
Net cash from continuing operations	$7.3

Capital expenditures - continuing operations	(3.6)

Free cash flow from continuing operations	$3.7